Exhibit 99.2

ZAGG Inc Reports Financial Results for Third Quarter 2013

•	Net sales of $49.9 million

•	Adjusted EBITDA of $10.2 million

•	GAAP diluted EPS of $0.10 and pro forma diluted EPS of $0.19

•	Cash flow from operations year-to-date of over $25.0 million

•	Paid down $6.6 million on line of credit and term note during the quarter

•	Revises 2013 revenue and Adjusted EBITDA guidance

SALT LAKE CITY—November 5, 2013 --  ZAGG Inc (NASDAQ: ZAGG), a market leader in innovative mobile device accessories and technologies, today announced financial results for the third quarter ended September 30, 2013.

“For the second quarter in a row, we’ve demonstrated the ability to maximize profitability during a period of top line compression by focusing on expenses and implementing several disciplines for managing our cost structure,” said Randy Hales, president and CEO. “Looking ahead, we will continue to maximize profitability and cash flow with a reorganized sales team under new leadership, a strong product management focus, and a renewed focus on growing distribution. We are making the necessary changes to improve shareholder value.”

Third Quarter Highlights (third quarter 2013 versus third quarter 2012)

•	Net sales of $49.9 million versus $59.8 million

•	Gross margins of 44.3% versus 44.5%

•	GAAP diluted EPS of $0.10 versus $0.11

•	Adjusted EBITDA of $10.2 million versus $12.0 million

•	Generated over $6.0 million in operating cash flow; over $25.0 million year-to-date

•	Paid down $4.6 million on line of credit and $2.0 million on term note

•	invisibleSHIELD sales represented 47% of net sales versus 51%

•	Keyboard sales represented 28% of net sales versus 19%

•	iFrogz Audio represented 14% of net sales versus 15%

Third Quarter Results

Net sales for the third quarter of 2013 decreased 17% to $49.9 million from $59.8 million in the same quarter last year. Revenue this quarter was impacted by the absence of meaningful expansion in our domestic and international distribution channels and as well as modest product expansion with existing customers.

Revenue by channel was 84% through indirect channels, 8% through ZAGG.com and iFrogz.com and 8% through the Company’s mall cart and kiosk programs.

Gross profit for the third quarter was $22.1 million or 44.3% of net sales, versus $26.6 million or 44.5% of net sales in the prior year quarter.

Operating income for the third quarter of 2013 was $6.4 million compared to operating income of $7.1 million for the third quarter of 2012.

Net income for the third quarter of 2013 was $3.2 million or $0.10 per diluted share as compared to net income of $3.4 million or $0.11 per diluted share in the third quarter of 2012.

Pro forma net income for the third quarter of 2013 was $5.9 million or $0.19 per diluted share as compared to pro forma net income of $7.0 million or $0.22 per diluted share in the third quarter of 2012.

Adjusted EBITDA for the third quarter of 2013 was $10.2 million versus $12.0 million of Adjusted EBITDA in the third quarter of 2012.

About Non-GAAP Financial Information

ZAGG considers earnings before stock-based compensation expense, depreciation and amortization, other income/expense, impairment of investment, and provision for income taxes ("Adjusted EBITDA") to be an important financial indicator of the Company's operational strength and the performance of its business.

In addition, ZAGG considers earnings before stock-based compensation expense, amortization, impairment of investment, and other income/expense (excluding cash interest expense), net of tax effects where applicable, (“pro forma net income”) to be a valuable metric in respect of the operational performance of the Company.

These results should be considered in addition to results prepared in accordance with generally accepted accounting principles ("GAAP"), but should not be considered as a substitute for, or superior to, GAAP results.

A reconciliation of the differences between Adjusted EBITDA and pro forma net income, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included below.

Outlook

The Company is revising full year revenue guidance for 2013 down to a range of $212.0 million - $218.0 million from the previous range of $245.0 million - $252.0 million. The Company is also revising full year Adjusted EBITDA guidance to $37.5 million - $ 39.5 million from the previous range of $41.0 million - $42.2 million

Conference Call

A conference call will be held today at 5:00 p.m. EST to review these results. Interested parties may access via the Internet on the Company’s website at:

http://investors.zagg.com.

Non-GAAP Financial Disclosure

Investors are cautioned that the Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other income/expense, impairment of investment, and provision for income taxes) and pro forma net income (earnings before stock-based compensation expense, amortization, impairment of investment, and other income/expense [excluding cash interest expense], net of tax effects where applicable) contained in this press release are not financial measures under generally accepted accounting principles. In addition, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. For comparative purposes, we applied an annualized statutory tax rate of 38.25% to derive the pro forma net income and pro forma EPS. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

About ZAGG Inc:

ZAGG Inc and its subsidiaries (collectively, the “Company”, or “ZAGG”) design, produce, and distribute creative product solutions such as protective coverings, keyboards, keyboard cases, earbuds, portable batteries, and device cleaning accessories for mobile devices under the family of ZAGG brands. Within the family of the ZAGG brands are products sold under the following names:  invisibleSHIELD®, ZAGGskins™, ZAGGbuds™, ZAGGsparq™, ZAGGfolio™, ZAGGmate™, ZAGGkeys™, ZAGGkeys PRO™, ZAGGkeys PRO Plus™, ZAGGkeys PROfolio, ZAGGkeys PROfolio+, and ZAGGkeys MINI 7.

In addition, the Company designs, produces, and distributes cases, Near-Field Audio™ amplifying speakers, earbuds, traditional headphones, and gaming headphones for mobile devices under the family of iFrogz brands in the value-priced lifestyle sector. Within the iFrogz brand portfolio are products sold under the following names: iFrogz™, Earpollution™, Caliber™, and Animatone™.

Investor Relations:
Genesis Select Corp.
Kim Rogers, 303-415-0200
krogersc@genesisselect.com
or

Media:
LANE PR
Jane Taber, 503-546-7888
jane@lanepr.com
or

Company:
ZAGG Inc
Nathan Nelson, 801-506-7341
nnelson@zagg.com

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